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                                                                    EXHIBIT 3.19

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 08/27/1999
                                                          991360792 - 2977419

                            CERTIFICATE OF AMENDMENT
                                       OF
                      A DELAWARE LIMITED LIABILITY COMPANY

FIRST: The name of the limited liability company (the "COMPANY") is:

                             BAYOU VERRET ENERGY LLC

SECOND: Article First of The Certificate of Formation of the Company is hereby amended to read in its entirety as follows:

         "The name of the limited liability company is Carville Energy LLC".

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 27th day of August, 1999.

                                              /s/ Ann M. Spitler
                                              ------------------
                                              Ann M. Spitler
                                              Authorized Person